UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 25, 2005

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)

(504) 362-4321

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Approval of Annual Incentive Compensation Earned by Executive Officers in 2004

On February 21, 2005, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Superior Energy Services, Inc. (the "Company") approved annual cash bonus awards earned during 2004 and paid in 2005 for the Company's eight executive officers. The bonus awards were earned based upon the achievement of performance goals established in early 2004, which were reviewed and approved by the Compensation Committee. The amounts of the bonus awards are as follows: Terence E. Hall, Chairman, Chief Executive Officer ($437,500), Kenneth Blanchard, Chief Operating Officer, President ($224,875), Robert S. Taylor, Chief Financial Officer, Executive Vice President, Treasurer ($178,500), Alan P. Bernard, Executive Vice President ($113,750), Lynton G. Cook, III, Executive Vice President ($102,813), James A. Holleman, Executive Vice President ($126,969), Gregory L. Miller, Executive Vice President ($230,000), and Danny R. Young, Executive Vice President ($113,750).

Approval of 2005 Annual Incentive Compensation Targets

Also on February 21, 2005, in connection with the Company's 2005 incentive bonus program, the Compensation Committee approved minimum, target and maximum cash bonus award levels, as a percent of salary, for the eight executive officers named above, based upon each officer achieving 75%, 100% and 130%, respectively, of his individual performance target.

Each officer was assigned a pre-tax target that either aligns with the corporate financial goals or the goals of their assigned business units. The bonus payout is weighted 100% on the corporate financial performance for those with corporate responsibilities. For those officers assigned to a particular business unit, it is weighted 80% on their business unit performance and 20% on the overall corporate performance.

Depending on the financial performance of the business unit (or the achievement of corporate financial goals) relative to their targets, the bonus payout levels for the Company's eight executive officers are as follows:

Target Level	Bonus (% of Salary)

Minimum (75% of target)	25%
Target	50%
Maximum (130% of target)	100%

If the financial performance occurs at a level in between these factors, a sliding scale is used to estimate the appropriate payout factor, with adjustments for safety performance as discussed below.

Assuming a particular officer qualifies for a bonus payout, the payout can either be reduced by a maximum of 25% if pre-determined "base" safety-metrics are not met for his particular business unit, or increased by a maximum 12.5% for achieving "stretch" safety targets. The metrics and percentages used to measure safety performance are: Lost-Time Injury Rate at 12.5%, Total Recordable Injury Rate at 6.25% and At-fault Auto Incident Rate at 6.25%. If the "stretch" targets are met for any one of the metrics, the officer would receive an additional bonus amount equal to 50% of the relevant "stretch" target percentage.

Under the terms of the Company's incentive bonus program, any bonus amounts determined under the formulas described above may be adjusted in order to ensure that they are appropriate in light of the performance factors relevant to the particular officer. All bonuses are approved by the Compensation Committee upon the recommendation of Company management.

Approval of 2005 Base Salary Increases

On December 28, 2004, the Compensation Committee approved increases to the base salaries of the Company's eight executive officers, effective January 1, 2005. The base salaries of the executive officers for 2005 are as follows: Mr. Hall ($525,000), Mr. Blanchard ($325,000), Mr. Taylor ($250,000), Mr. Bernard ($210,000), Mr. Cook ($165,000), Mr. Holleman ($185,000), Mr. Miller ($230,000), and Mr. Young ($210,000).

Approval of Executive Officer Employment Agreements

On February 23, 2005, the Board of Directors of the Company approved new forms of employment agreements for the Company's Chief Operating Officer and Chief Financial Officer, on the one hand, and the Company's other executive officers (except its Chairman and Chief Executive Officer), on the other hand. Copies of the form agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. The agreements were executed by the executive officers listed above on February 25, 2005 and became effective as of that date.

The following summary description of the form employment agreements referenced above is not intended to be complete and is qualified in its entirety by the complete text of the form agreements.

The form employment agreement for the Company's Chief Operating Officer and Chief Financial Officer has a term that expires on April 1, 2008, provided, however, that on each subsequent anniversary of April 1, 2006, the term of the agreement is automatically renewed for an additional year unless, within 180 days prior to April 1, 2006 or any subsequent anniversary thereof, either the Company or the executive gives prior written notice of its or his election not to extend the employment term.

The form employment agreement for the Company's other executive officers (except its Chairman and Chief Executive Officer) has a term that expires on April 1, 2007. Should the particular executive officer serve until April 1, 2007, and remain employed by the Company thereafter, his employment shall convert to a month-to-month, at will relationship and be terminable for any reason by either the Company or the executive upon 30 days prior written notice to the other party.

Under both forms of employment agreements, the executive officer that is party to the agreement is eligible to earn an annual incentive bonus based upon the achievement of performance objectives determined by the Compensation Committee and are eligible for stock option and other stock-based incentive grants under the Company's long-term incentive plan, as approved by the Compensation Committee. Both form employment agreements also contain non-competition and other provisions intended to protect the Company's interests in the event that the executive officer that is party to the agreement ceases to be employed.

Both form employment agreements provide for the termination of employment upon the executive's death or disability, or by the Company or the executive for "cause." Cause is defined in relation to the Company to include (i) a willful and continued failure by the executive to substantially perform his duties or a material breach or threatened breach of his employment agreement, in either case which results or could be reasonably expected to result, in material harm to the business or reputation of the Company, which failure or breach is not cured (if curable) by the executive within 15 days after written notice of such failure or breach is delivered to the executive by the Company, (ii) a violation of the Company's Code of Business Ethics and Conduct that is not cured (if curable) by the executive within 15 days after written notice of such violation is delivered to the executive by the Company or (iii) the commission by the executive of any criminal act involving moral turpitude or a felony that results in an indictment or conviction. Cause is defined in relation to the executive to include various events affecting the executive after a change in control of the Company.

Under both form employment agreements, upon termination of the executive's employment, the Company must pay the executive all compensation owing through the date of his termination. The executive, or his estate in the event of a termination as a result of death, is entitled to receive his annual base salary through the date of his termination and any bonuses, incentive compensation or other amounts accrued or payable to him as of such date.  In addition, upon termination after a change in control of the Company, under the form employment agreement for the Chief Operating Officer and the Chief Financial Officer, the officer party to the agreement is entitled to a lump-sum payment equal to two times the sum of (i) the officer's base salary and (ii) the average of the annual bonuses paid or payable to the officer for the preceding three fiscal years, and under the other form employment agreement, the officer party to the agreement is entitled to a lump-sum payment equal to the officer's unpaid base salary that otherwise would have been payable to the officer had he remained employed by the Company through April 1, 2007.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	10.1	Form of Employment Agreement executed between the Company and each of its Chief Operating Officer and its Chief Financial Officer

	10.2	Form of Employment Agreement executed between the Company and each of its Executive Officers other than its Chairman and Chief Executive Officer, its Chief Operating Officer and its Chief Financial Officer

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated:    February 25, 2005